Exhibit 99.2

Fall 2026

MAIA BIOTECHNOLOGY

Telomere Targeting Immunotherapies for Cancer

444 West Lake St
Suite 1700
Chicago, IL 60606
maiabiotech.com

Investor Relations
ir@maiabiotech.com
+1 (872) 270-3518

MAIA Biotechnology (NYSE American: MAIA) is an immuno-oncology company focused on the development and commercialization of first-in-class drugs intended to meaningfully improve and extend the lives of people with hard-to-treat cancers. MAIA's new science for cancer therapy utilizes a novel dual mechanism of action: telomere targeting and immunogenicity. **Ateganosine**, MAIA's lead molecule is a first-in-class anticancer agent currently being studied in two late-stage clinical trials for the treatment of non-small cell lung cancer (NSCLC).

- ✓ **High probability of technical success for interim and full analysis in Pivotal Phase 3 clinical trial.**
- ✓ **Substantial commercial opportunity in a projected $40B global immunotherapy market by 2030.[1]**

Multiple Catalysts and Value Drivers

❑ Ateganosine, a Potential Breakthrough Therapy:

- **1st & only telomere-targeting anticancer agent in clinical development**
- **Phase 3 and Phase 2 trials ongoing**
- **3L NSCLC efficacy data 3x standard of care**
- **U.S. FDA Fast Track Designation for 3L NSCLC**

❑ Two Late-Stage Clinical Trials Ongoing:

- **Pivotal Phase 3 THIO-104 Trial:** Ateganosine + checkpoint inhibitor (CPI) Libtayo® vs. Investigator's Choice in 3L NSCLC
  - ✓ **Large population, high unmet clinical need:** Patients resistant to prior immune and chemotherapy treatment (~50,000 US patients per year)
  - ✓ **Potential early full commercial approval** based on Overall Survival (OS) interim analysis
  - ✓ **Potential full commercial approval** based on OS final analysis
  - ✓ 65 / 300 patients enrolled (as of 9/21/2026)
- **Phase 2 THIO-101 Expansion Trial:** Ateganosine + Libtayo in 3L NSCLC
  - ✓ **Potential for accelerated approval**
  - ✓ **Unprecedented efficacy to date (Parts A and B) in 3L NSCLC:**
    - 88% disease control rate (3x higher than Standard of Care)
    - 17.8 months median overall survival (3x SoC)
    - 38% overall response (4-6x SoC)
  - ✓ **Parts C (expansion ongoing):** confirmed 88% DCR in larger population
  - ✓ **Regeneron:** ongoing clinical supply agreement for Libtayo

❑ Strong and Growing IP Portfolio

- **FDA New Chemical Entity (NCE):** 5-year marketing exclusivity for ateganosine, if approved.
- **Five patent families**: 3 issued US patents, 9 issued foreign patents, 4 US and 11 foreign pending patent applications
- **Current patents/provisional applications provide broad coverage:**
  - ✓ Telomere targeting compounds (2034+)
  - ✓ Immunogenic treatment strategy: ateganosine + CPI (2041)


Chromosome
Telomere
Ateganosine

Dual mechanism of action

Telomere-Targeting

- Ateganosine is guanine-analog small molecule that is incorporated into telomeres by the enzyme telomerase (present in over 80% of human cancers)
- Telomeric structure and function are compromised, leading to selective cancer cell death

Immunogenic Effect

- Micronuclei are produced containing Ateganosine-modified telomeric DNA fragments that reach immune cells, activates both innate (cGAS/STING) and adaptive (T-cell) immune responses, further promoting cancer cell death
- The sequential treatment of ateganosine followed by immune checkpoint inhibitors (CPI) resulted in profound and persistent tumor regression in advanced, in vivo, cancer models

NYSE American: MAIA

Share Price[1]	$1.18	Float[1]	56.3M
Market Cap[1]	$72.4M	Insider Holdings[1]	21.4%
Shares Outstanding[1]	61.7M	Cash[2]	$27.6M

1. September 30, 2026
2. June 30, 2026

[1] Research and Markets, March 2026. [2] THIO-101 Part C 3L study: 19 of 21 patients in efficacy evaluable population who had at least one tumor scan after starting treatment . [3] THIO-101 Parts A and B

Robust Pipeline

Clinical Trials with Ateganosine

Worldwide rights owned by MAIA

Clinical Trial	Indication	Treatment	Status	
THIO-104	NSCLC-3	Ateganosine → Libtayo®	Ongoing Phase 3	
THIO-101	NSCLC-3	Ateganosine → Libtayo®	Ongoing Phase 2	Clinical supply agreement REGENERON
THIO-CRC	CRC-3	Ateganosine → tislelizumab	Planned Phase 2*	Clinical supply agreement BeOne
THIO-SCLC	SCLC-1	Ateganosine → tislelizumab	Planned Phase 2*	
THIO-HCC	HCC-2	Ateganosine → tislelizumab	Planned Phase 2*	
THIO-HCC	HCC-1	Ateganosine → atezolizumab	Planned Phase 2*	Master agreement with Roche

*Trials in planning stage: indications and names may change.

Clinical Trials with Second Generation Telomere Targeting Agents

Rights fully-owned by MAIA, developed in-house

Agent	Indication	Status
MAIA-2021-020	Multiple Tumor Types	Preclinical - IND Enabling
MAIA-2022-012	Multiple Tumor Types	Preclinical - IND Enabling
MAIA-2021-029	Multiple Tumor Types	Preclinical - IND Enabling

❑ Clinical Opportunities in Multiple Indications

- **Ateganosine + CPI trials planned for additional cancer indications**
  - ✓ **BeOne Medicines:** clinical supply agreement for tislelizumab - colorectal cancer (CRC), liver (HCC), and small cell lung cancer (SCLC)
  - ✓ **Roche:** master agreement for atezolizumab for a future clinical trial

❑ Valuable Regulatory Designations

- **3 U.S. FDA Orphan Drug Designations:** HCC, SCLC, brain (malignant gliomas)
- **1 U.S. FDA Rare Pediatric Disease Designation:** children's brain cancers
- **1 U.S. FDA Fast Track Designation (FTD):** third-line NSCLC patients resistant to chemotherapy and checkpoint inhibitors

❑ 2nd Generation Telomere Targeting Agents

- **84 new molecules engineered**; same mechanism of action as ateganosine
- Following ateganosine to commercial stage within 4-5 years

❑ Well-Capitalized for Continuing Development, Strong Signals of Confidence

- **$33M raised in most recent underwritten public offering (March 2026):**
  - ✓ Full funding secured for pivotal Phase 3 trial through completion
  - ✓ Participation by Board members in nearly all transactions since inception
  - ✓ Directors and officers hold a 20.5% stake in MAIA (July 2026)

Cancer Fast Facts

- **Diagnosis:** ~40% of people alive today will have cancer during their lifetime
- **Mortality:** ~30% will die from cancer
- **NSCLC:** #1 tumor type: Mortality 1.7M / Sales $34B (2023)
- **Colorectal cancer (CRC):** #2 cancer type: Mortality 1M / Sales $20B (2023)

Treatment: Ateganosine + CPI
(3-week cycles)

Day 1	Ateganosine 60mg
Day 2	Ateganosine 60mg
Day 3	Ateganosine 60mg
Day 4	Immune Activation
Day 5	CPI



Vlad Vitoc, MD, MBA

Founder, Chairman, and Chief Executive Officer

- 25+ years in Pharma/Biotech: Commercial, Medical,
- 12 compounds launched across 20+ tumor types
- Leadership roles at Bayer (Nexavar), Astellas (Tarceva, Xtandi), Cephalon (Treanda), Novartis (Zometa), and Incyte (Jakafi)

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